AGREEMENT FOR DEED-IN-LIEU-OF-FORECLOSURE


Parties: Angeles Partners XV, a California limited partnership ("Borrower"); and Angeles Mortgage Investment Trust, a California business trust ("Lender")

Property:  Property in Cuyahoga County, Ohio.  The property is legally described in Schedule 1 attached hereto.

Date:      July 28, 1998


                                R E C I T A L S


          A. Borrower is the owner of fee simple title to the Property. Lender is the owner of a judgment lien in Cuyahoga County Common Pleas Court Case No. 278338 in the original amount of $2,724,991.06 with 12.5% interest from January 18, 1995 and costs in the amount of $25.00, filed January 18, 1995 at 4:29 p.m. as Cuyahoga County Common Pleas Judgment No. JL000738 (the "Judgment Lien").

            B. As reflected in that certain Assignment of Mortgage dated as of March 31, 1998 recorded in Volume 98-03753, Page 21 of the Cuyahoga County Records, and that certain Assignment of Mortgage dated March 31, 1998 and recorded in Volume 98-03753, Page 24 of the Cuyahoga County Records, Lender is the holder of one first mortgage on the portion of the Property located in Strongsville, Ohio, namely that certain Mortgage and Security Agreement dated August 31, 1988 made by Angeles Partners XV, recorded in Volume 88-4558, Page 68 of the Cuyahoga County Records (the "Strongsville Mortgage"), and one first mortgage on the portion of the Property located in Solon, Ohio, namely that Mortgage and Security Agreement dated August 31, 1988 made by Angeles Partners XV, recorded in Volume 88-4558, Page 26 of the Cuyahoga County Records (the "Solon Mortgage," together with the Strongsville Mortgage, the "Mortgages"), as well as the notes secured thereby (collectively, the "Notes").

            C. The Property presently is the subject of a foreclosure action styled Angeles Mortgage Investment Trust v. Angeles Partners XV, et al., No. 311749, pending in the Court of Common Pleas of Cuyahoga County, Ohio (the "Action"), in which Lender has sought to foreclose the Judgment Lien and the Mortgages. A receiver (the "Receiver") has been appointed in the Action to preserve and maintain the Property and to collect all rents and income (the "Income") from same. Final judgment has been entered in the Action, in the form of that certain Magistrate's Decision, filed as of December 31, 1997 and adopted by the Court as of January 23, 1998 (the "Magistrate's Decision").

            D. As determined in the Magistrate's Decision, the amount owed by Borrower as of August 19, 1997 on the debt secured by the Judgment Lien is $2,224,991.06 plus interest. As of July 1, 1998, the amount owed with interest is $3,477,622.77. As further determined in the Magistrate's Decision, the amount owed by Borrower as of August 19, 1997 on the note secured by the Strongsville Mortgage is $2,090,000 plus interest. As further determined in the Magistrate's Decision, the amount owed by Borrower as of August 19, 1997 on the note secured by the Solon Mortgage is $1,775,000, plus interest.

            E. By side letter agreement (the "Letter Agreement") dated the date hereof, Lender, upon the terms stated in the Letter Agreement, has agreed to provide Borrower with a Credit (as that term is defined in the Letter Agreement) upon the consummation of this agreement by the filing of the deeds (as defined below) for record.

            F. Lender, in its sole discretion, may elect to assign some or all of its rights under this Agreement and/or direct that conveyance of the Property be made to a purchaser designated by Lender.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual provisions and covenants made herein, and the receipt of other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, Borrower and Lender hereby agree that:


                                   AGREEMENTS


            1. Consideration. The consideration for the conveyance of the Property to Lender by Borrower shall be the Credit. It is the intention of the parties hereto that the delivery of the Deeds (as defined below) and the Credit shall constitute a final and complete settlement of all obligations between them arising from, related to or connected with the Property.

            2. Conveyance. The Property shall be conveyed by Borrower to Lender, or at Lender's option, to Lender's designee, in lieu of Lender foreclosing upon the Judgment Lien and the Mortgages by a good and sufficient limited warranty deed for each parcel of the Property (the "Deeds"), each warranting the Property to be free and clear of liens and encumbrances by, from, through, or under the Borrower except matters of record, including without limitation, (a) liens and encumbrances of record, (b) zoning ordinances, (c) easements and rights of way of record, (d) conditions, limitations, and restrictions of record, and (e) the Mortgages.

            3. Title Exceptions. Borrower and Lender have been furnished with a Preliminary Judicial Report and a Final Judicial Report ("Judicial Reports") issued by the Stewart Title Guaranty Company, Order No. ST 18846, showing title to the Property to be subject to (a) taxes and assessments for the first half of 1998, (b) the Mortgages, (c) the Judgment Lien, (d) easement for sanitary sewer from National Engineering and Constructing Company to the City of Strongsville, dated August 4, 1964, filed for record September 8, 1964 and recorded in Volume 11186, Page 351 of Cuyahoga County Records, (e) easement for underground utilities from National Engineering and Contracting Company to The Cleveland Electric Illuminating Company and the Ohio Bell Telephone Company dated April 27, 1967, filed for record May 1, 1967 and recorded in Volume 12113, Page 753 of Cuyahoga County Records (f) appurtenant easement for gas storage and transmission system from Leonard P. Gilbert to Roger M. Haedinges, dated November 13, 1975, filed for record November 25, 1975, and recorded in Volume 13895, Page 105 of Cuyahoga County Records, (g) easement for underground utilities from Virginia Holding Corporation to the Cleveland Electric Illuminating Company and The Ohio Bell Telephone Company dated June 29, 1970, filed for record July 7, 1970 and recorded in Volume 12722, page 57 of Cuyahoga County Records, (h) memorandum of lease agreement by and between Angeles Partners XV and J. C. Penney Company, Inc., dated September 30, 1994 filed for record January 18, 1995 and recorded in Volume 95-00348, Page 2 of Cuyahoga County Records.

            4. Representations and Warranties. Lender represents and warrants that it has the power and authority to perform this Agreement, and that the officer signing this Agreement on its behalf, is duly authorized.

            5. Escrow. As promptly as possible, an in any event on or before July 31, 1998, Lender shall deposit in escrow with the Squire, Sanders & Dempsey L.L.P. the Letter Agreement reflecting the Credit. As promptly as possible, and in any event, on or before July 31, 1998, Borrower shall deposit in escrow with Squire, Sanders & Dempsey L.L.P., the Deeds. As promptly after the foregoing items are deposited in escrow as is possible, and in any event within three (3) business days after such items are deposited, Squire, Sanders & Dempsey L.L.P. shall consummate the transaction provided for herein by (a) filing the Deeds for record and (b) delivery of the Letter Agreement to Borrower.

            6. Casualty and Condemnation. (a) In the case of damage or destruction to the property before the Deeds are filed for record, Lender may at its option terminate this agreement without further obligation under this Agreement, or if Lender shall elect not to terminate this Agreement, the parties to this Agreement shall close the transaction as contemplated in accordance with the terms of this Agreement and Borrower shall assign to Lender or Lender's designee all insurance proceeds, including rental loss insurance proceeds, if any, for the period from and after the Deeds are filed until Property is fully restored, for such damage or destruction.

            (b) If before the Deeds are filed, any action, suit, or proceeding to condemn or take all or any part of the Property under the powers of eminent domain, is commenced, Lender shall have the right to terminate its obligations under this Agreement by notice in writing to Borrower given before the Deeds are filed. If the Lender shall elect not to terminate its obligations under this Agreement, Lender shall receive an absolute assignment on the date the relevant Deed is filed of the entire proceeds of or right to the condemnation award. Borrower shall convey the Property less that part so taken or subject to the condemnation proceeding, as the case may be.

            7. Prorations. Taxes and assessments, tenant rents and utility costs, shall not be prorated.

            8. Expenses. Lender or Lender's designee shall pay the cost of filing the Deed for record, and the title examination charges and related costs of obtaining the Judicial Report.

            9. Dismissal of Action. Upon execution of this Agreement and receipt by Squire, Sanders & Dempsey L.L.P. in escrow of the Deeds and Letter Agreement, Lender shall file a Motion to Dismiss with regard to the Action in the form attached hereto as Exhibit A.

            10. Income Upon termination of the Receivership and discharge of the Receiver, Lender shall be entitled to receive any income from the Property in the possession of the Receiver following termination and approval of the Receiver's final report. To this effect, Borrower shall execute the Agreed Motion to Terminate Receivership attached hereto as Exhibit B.

            11. Broker. Borrower represents that the Property is not listed for sale with a real estate broker or agent, and Borrower and Lender agree that upon the filing of the Deed for record, no commission or other payment shall be due or payable to any entity or person.

            12. Failure of Title. If for any reason whatsoever, the status of the title changes between the date hereof and the date of closing, then at the option of the Lender, this Agreement shall terminate, and Borrower and Lender shall be released of all liabilities and obligations hereunder; provided, however, that (a) the Lender may waive any title exception or defect which is not among Title Exceptions, and (b) Borrower shall have thirty (30) days after the change of status of title in which to cure the same unless the change is acceptable to Lender. The parties acknowledge that the Property is subject to an unrecorded Agreement of Lease by and between Hayes Corp. (predecessor in interest to Borrower) and Westpark packaging, inc. ("Westpark"), dated March 29, 1983 as amended by Amendment of Lease Agreement dated August 24, 1984, First Addendum to Lease dated August 30, 1988, Second Addendum to Lease dated March 21, 1991, Third Amendment of Lease dated October 23, 1992, Fourth Amendment of Lease dated January 27, 1994 and Fifth Amendment to Lease Agreement dated January 30, 1997 (collectively, the "Lease"). Pursuant to the Lease, Westpark may have a right of first refusal with respect to some portion of the Property.

            13. Restoration of Rights and Remedies. If for any reason whatsoever this Agreement shall terminate and not be consummated in accordance with its terms and conditions, the Lender shall be fully restored to all rights and remedies which it has at law or in equity or pursuant to the Judgment Lien or Mortgages, and Borrower shall not be entitled to, and shall not raise the existence or termination of this Agreement as a defense to any action which Lender may institute against Borrower pursuant to the Judgment Lien or Mortgages.
            14. Notices. All notices, demands and requests given or required or desired to be given hereunder shall be in writing and shall be delivered in person or by overnight express delivery or by United States certified mail, return receipt requested, postage prepaid, as follows:

            To Borrower:      Angeles Partners XV
                              c/o Insignia Properties Trust
                              One Insignia Financial Plaza
                              Greenville, South Carolina  29602
                              Attention:  John LeBeau

            To Lender         Angeles Mortgage Investment Trust
                              340 N. Westlake Blvd., Suite 230
                              Westlake Village, CA  91362
                              Attention:  Anna Merguerian

            with a copy to:   Squire, Sanders & Dempsey
                              4900 Key Tower, 127 Public Square
                              Cleveland, Ohio  44114
                              Attention:  Dynda A. Thomas

            15. Counterparts. This Agreement may be executed in several counterparts, each of which shall, for all purposes, be deemed an original. All of such counterparts, taken together, shall constitute one and the same agreement.

            16. No Merger. It is the express intention of the Borrower and the Lender that the mortgage estate created by the Judgment Lien, the Mortgages, and fee ownership are not intended to merge as a result of the conveyances contemplated hereby, but shall remain separate.

            17. Entire Agreement. This Agreement, the Deeds, the Letter Agreement and any other instrument delivered hereunder, constitutes the entire agreement of the parties hereto as to the subject matter hereof, and there are no agreements, representations, warranties or promises as to the subject matter hereof which are not set forth herein.

            18. Successors and Assigns. This Agreement shall be binding on and inure to the benefit of Borrower and Lender, their respective successors, assigns, grantees, and legal representatives.

            Borrower and Lender have executed this Agreement by and through their respective duly authorized officers and partners as of the date set forth above.

                                 ANGELES PARTNERS XV,
                                 a California limited partnership


                                 By:  Angeles Realty Corporation II
                                      a California Corporation
                                      Its General Partner



                                 By:  /s/ Robert D. Long, Jr.
                                      Robert D. Long, Jr.
                                      Its Vice President



                                 ANGELES MORTGAGE INVESTMENT TRUST
                                 a California business trust


                                 By:  /s/ Anna Merguerian
                                      Anna Merguerian
                                      Its Vice President